CUSIP No. : 929740-10-8
Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Westinghouse Air Brake Technologies Corporation, par value $.01 per share, dated as of December 9, 2016, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: December 9, 2016	FAIVINVEST By /s/ Erwan Faiveley_____________ Name: Erwan Faiveley Title: Gérant
Date: December 9, 2016	FINANCIERE FAIVELEY By /s/ Erwan Faiveley_____________ Name: Erwan Faiveley Title: President
Date: December 9, 2016	FAMILLE FAIVELEY PARTICIPATIONS By /s/ Erwan Faiveley_____________ Name: Erwan Faiveley Title: President
Date: December 9, 2016	ERWAN FAIVELEY By /s/ Erwan Faiveley_____________ Name: Erwan Faiveley
Date: December 9, 2016	FRANCOIS FAIVELEY By /s/ Erwan Faiveley_____________ Name: Erwan Faiveley Title: Attorney-in-Fact